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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2010

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No.8 Worker Stadium North Road
Chaoyang District, Beijing, China 100027

U.S. correspondence office:
c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
 (Address of principal executive offices including zip code)

(917) 609-0333
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the 2010 Annual Meeting of Stockholders, on December 10, 2010, the Board of Directors ("Board") of Zoom Technologies, Inc. (the "Company") elected Anthony K. Chan, the Company's Secretary and Chief Financial Officer, to also serve as a Director on the Board. Following Mr. Chan's election, the number of seats on the Board increased from four to five.

Anthony K. Chan, 56, has served as the Secretary and Chief Financial Officer for the Company since March 2009. From October 2005 to December 2008, Mr. Chan was the CFO of HereUare, Inc., an internet software company in California. Mr. Chan has over 20 years of experience in the finance field particularly with Chinese companies since his first tenure as an expatriate managing the Beijing headquarters for the Eisenberg Group for four years from 1984. His experience also included CEO and CFO positions of public companies in the U.S., and advisory positions of various Chinese entities in the areas of medical equipment, energy, dairy products, apparel, and building materials; some of these companies include Beijing Wandong Medical Equipment Company, China Natural Gas Company of Xian, Rodobo International of Harbin and Dehai Cashmere Company of Yinchuan. He holds both MBA and BA degrees from the University of California at Berkeley.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company held its 2010 Annual Meeting of Stockholders on December 10, 2010. At the meeting, stockholders (i) re-elected all four directors nominated by the Company's Board of Directors, (ii) approved an amendment to the Company's Certificate of Incorporation to increase the authorized amount of common stock, par value $0.01 per share, from 25,000,000 shares to 35,000,000 shares; (iii) approved an amendment to the Company's Certificate of Incorporation to authorize 1,000,000 shares of a new class of "blank check" preferred stock, $0.01 par value per share; (iv) approved an amendment to the Company's Certificate of Incorporation and Bylaws to permit action by written consent of the stockholders without a meeting and (v) ratified the appointment of Goldman Kurland Mohidin LLP, as the Company's independent certified public accountants for the fiscal year ending December 31, 2010.

Set forth below are the final voting results for each of the proposals.

(1) Election of four (4) director nominees for a one-year term.

Director	Votes For	Votes Withheld
Lei Gu	7,403,515	132,201
Augustine Lo	7,434,264	101,452
Chang Shan	7,417,272	118,444
Cheng Wang	7,434,264	101,452

(2) Amendment to the Company's Certificate of Incorporation to increase the authorized amount of common stock, par value $0.01 per share, from 25,000,000 shares to 35,000,000 shares.

Votes For	Votes Against	Abstentions
9,538,905	847,246	162,265

(3) Amendment to the Company's Certificate of Incorporation to authorize 1,000,000 shares of a new class of "blank check" preferred stock, $0.01 par value per share.

Votes For	Votes Against	Abstentions
7,170,630	361,423	3,663

(4) Amendment to the Company's Certificate of Incorporation and Bylaws to permit action by written consent of the stockholders without a meeting.

Votes For	Votes Against	Abstentions
7,289,844	242,966	2,906

(5) Ratify the appointment of Goldman Kurland Mohidin LLP, as the Company's independent certified public accountants for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions
10,298,164	213,551	36,701

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: December 14, 2010	By: /s/ Anthony K. Chan Anthony K. Chan Chief Financial Officer and Corporate Secretary